UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2025

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ Telephone Number, including Area Code: (415)
394-9000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the
Form8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc. Prologis, L.P. Prologis, L.P.	Common Stock, $0.01 par value 2.250% Notes due 2029 5.625% Notes due 2040	PLD PLD/29 PLD/40	New York Stock Exchange New York Stock Exchange New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2of
the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 1, 2026, (as reported in our Form
8-K
filed on February 19, 2025) Daniel S. Letter became Chief Executive Officer (“CEO”) of Prologis, Inc. (the “Company”) and Hamid R. Moghadam became Executive Chairman of the Board of Directors (the “Board”) of the Company. On January 20, 2026, the Talent and Compensation Committee (the “Compensation Committee”) of the Board approved compensation packages for Mr. Letter and Mr. Moghadam reflecting their new roles.
In connection with his appointment as CEO, Mr. Letter’s annual base salary will be $1,000,000. Mr. Letter is eligible for an annual bonus with a target amount of 200% of his base salary and an annual long-term incentive (“LTI”) equity award with a target amount of $15,750,000 for 2026. Depending on performance, the actual amounts payable as bonus and LTI awards to Mr. Letter may be less than, greater than, or equal to such target amounts. Mr. Letter will continue to be eligible to receive awards under the Fourth Amended and Restated Prologis Promote Plan, as amended (“PPP”), with the specific amount of such awards, if any, to be determined by the Compensation Committee at the time such awards are granted. The receipt and amount of any bonus, LTI, or PPP award granted to Mr. Letter is contingent upon the achievement of performance objectives, which will be substantially the same as the objectives established for the Company’s other executive officers (such as those reported in our Proxy Statement filed on March 28, 2025).
As Executive Chairman, Mr. Moghadam is expected to receive annual compensation delivered in performance-based equity awards in the form of Performance Stock Units (“PSUs”). For 2026, Mr. Moghadam was granted a PSU award with a target value of $13,750,000. Depending on performance, the actual amount earned by Mr. Moghadam may be less than, greater than, or equal to such target amount. To support his retention following the transition to Executive Chairman, Mr. Moghadam also received a one-time
service-based grant under the Company’s 2020 Long-Term Incentive Plan of 220,000 LTIP Units (as defined in the Prologis, L.P. partnership agreement, as amended from time to time) that cliff vests on the third anniversary of the grant date.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits
.

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

January 22, 2026	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Chief Legal Officer and General Counsel

PROLOGIS, L.P.,

	By:	Prologis, Inc., its general partner

January 22, 2026	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Chief Legal Officer and General Counsel